UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2009

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50879 (Commission File Number)	94-3391368 (IRS Employer Identification No.)

1355 Sansome Street, San Francisco CA (Address of principal executive offices)	94111 (Zip Code)
Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On January 9, 2009, Karen Magee, the Chief Executive Officer of PlanetOut Inc. (the “Company” or “PlanetOut”), in accordance with the authority delegated to her by the Company’s Board of Directors, approved a plan to reduce the Company’s corporate workforce by approximately 33%. The Company is taking this action to reduce costs and manage operating expenses. In connection with this reduction in its workforce, the Company expects to incur costs related to employee severance benefits of approximately $775,000.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 9, 2009, Ms. Magee notified William Bain, the Company’s Chief Technology Officer that, in connection with the reduction in the Company’s workforce described in Item 2.05 above, he would be terminated from his position with the Company on January 16, 2009. Upon the termination of his employment, Mr. Bain will be entitled to certain severance benefits in accordance with the terms of his employment agreement with the Company, which has been previously publicly filed by the Company with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.
Date: January 14, 2009	By:	/s/ Karen Magee
Karen Magee
Chief Executive Officer